As filed with the Securities and Exchange Commission on August 24, 2021
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
WEX INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	01-0526993
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
1 Hancock Street, Portland, Maine	04101
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2019 Equity and Incentive Plan
(Full Title of the Plan)

Hilary A. Rapkin
Chief Legal Officer
WEX Inc.
1 Hancock Street
Portland, Maine 04101
(Name and Address of Agent For Service)

(207) 773-8171
(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐
Non-accelerated Filer	☐	Smaller Reporting Company	☐
(Do not check if a smaller reporting entity)		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	2,601,073 shares (2)	$169.39 (3)	$440,595,756 (3)	$48,069.00

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Reflects an additional 2,601,073 shares issuable under the Amended and Restated 2019 Equity and Incentive Plan.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the registrant’s Common Stock as reported on the New York Stock Exchange on August 19, 2021.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is being filed to register an additional 2,601,073 shares of Common Stock, $0.01 par value per share, of WEX Inc. (the “Registrant”) issuable under the Registrant’s Amended and Restated 2019 Equity and Incentive Plan. Pursuant to General Instruction E to Form S-8, except as otherwise set forth below, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-232165, filed by the Registrant with the Securities and Exchange Commission on June 17, 2019 relating to the 2019 Equity and Incentive Plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following exhibits are incorporated herein by reference:

Number	Description

4.1 (1)	Amended and Restated Certificate of Incorporation of Registrant
4.2 (2)	Amended and Restated By-laws of Registrant
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm of the Registrant
23.3	Consent of Deloitte LLP, independent auditor of eNett International (Jersey) Limited
23.4	Consent of Ernst & Young LLP, independent auditor of Optal Limited
24.1	Power of attorney (included on the signature pages of this registration statement)
99.1 (3)	Amended and Restated 2019 Equity and Incentive Plan

________________________________________________________________________

(1) Previously filed with the Securities and Exchange Commission as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K on June 10, 2021 (File No. 001-32426) and incorporated herein by reference.
(2) Previously filed with the Securities and Exchange Commission as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K on June 10, 2021 (File No. 001-32426) and incorporated herein by reference.
(3) Previously filed with the Securities and Exchange Commission as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K on June 10, 2021 (File No. 001-32426) and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Portland, Maine, on this 24th day of August, 2021.

WEX INC.

By: /s/ Melissa D. Smith
Name: Melissa D. Smith
Title: President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of WEX Inc., hereby severally constitute and appoint Melissa D. Smith, Roberto Simon and Hilary A. Rapkin, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable WEX Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Melissa D. Smith Melissa D. Smith	President, Chief Executive Officer and Director (Principal executive officer)	August 24, 2021
/s/ Roberto Simon Roberto Simon	Chief Financial Officer (Principal financial and accounting officer)	August 24, 2021
/s/ Jack VanWoerkom Jack VanWoerkom	Vice Chairman and Lead Director	August 24, 2021
/s/ Nancy Altobello Nancy Altobello	Director	August 24, 2021
/s/ Bhavana Bartholf Bhavana Bartholf	Director	August 24, 2021
/s/ Daniel Callahan Daniel Callahan	Director	August 24, 2021
/s/ Shikhar Ghosh Shikhar Ghosh	Director	August 24, 2021

/s/ James Groch James Groch	Director	August 24, 2021
/s/ James C. Neary James C. Neary	Director	August 24, 2021
/s/ Derrick Roman Derrick Roman	Director	August 24, 2021
/s/ Stephen Smith Stephen Smith	Director	August 24, 2021
/s/ Susan Sobbott Susan Sobbott	Director	August 18, 2021
/s/ Regina O. Sommer Regina O. Sommer	Director	August 24, 2021